Exhibit 10.7

AGREEMENT

Made and entered into on this      day of September, 2007, by and between:

1.	Smile.Media Ltd.

A company organized and existing under the laws of the State of Israel

(hereinafter: “Media”)

on the first part

and

2.	012 Smile.Communications Ltd.

A company organized and existing under the laws of the State of Israel

(hereinafter: “012”)

on the second part

and

3.	Internet Gold – Golden Lines Ltd.

A company organized and existing under the laws of the State of Israel

(hereinafter: “Internet Gold”)

on the third part

WHEREAS,	Media and 012 are both wholly-owned subsidiaries of Internet Gold.;

WHEREAS,	the parties desire that each party provide certain services to the other party in accordance with the terms and subject to the conditions set forth herein;

WHEREAS,	because of the intercompany relationships between Media, 012 and Internet Gold, the terms and conditions set forth herein have not resulted from arms length negotiations between the parties, and accordingly, such terms may be more or less favorable than if they had been negotiated with unaffiliated third parties;

NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions, set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.	Preamble

The preamble to this Agreement forms an integral part hereof.

2.	Internet Service Provider, Telephony and Other Communications Services

012 shall provide Media and Internet Gold, at their request, with those types of communication services 012 provides its customers and which Media and/or Internet Gold may wish to utilize at market prices offered to other major business customers. Such communication services include, but are not limited to, internet service provider (ISP), hosting, local and international telephony and internet protocol (IP) services.

3.	Media and Content Services

Media shall provide 012, at 012’s request, with those media and content services that Media provides its other customers and which 012 may wish to utilize at market prices. Such media and content services include, but are not limited to, online advertising services and content services.

4.	Tax, Audit and Reporting

4.1	All parties hereto shall adhere to the limitations and restrictions imposed by the Israeli Tax Authority or applicable law on either of the parties hereto in connection with the transfer of assets from 012 to Media in accordance with the court approval dated February 20, 2007.

4.2	Value added tax shall be added to all prices stated herein.

4.3	All parties hereto agree to share information required by any of the other parties hereto in order to comply with its reporting, filing, audit or tax requirements, for use in judicial proceedings, and in order to comply with their respective obligations as stand alone companies.. The parties hereto shall also provide mutual access to historical records relating to businesses that may be in their possession.

4.4

Each of 012 and Media agree that, for as long as Internet Gold is required to consolidate their results of operations and financial position or account for its investment in 012 or Media pursuant to the equity method of accounting, they will maintain the same fiscal year end and accounting periods as Internet Gold, and to the extent possible conform their financial presentation with that of Internet Gold. Each of 012 and Media shall use their best efforts to enable their independent auditors to complete the audit of their financial statements in a timely manner so to permit timely filing of Internet Gold’s financial statements. Each of 012 and Media agree to provide Internet Gold and its independent auditors with all the information required for Internet Gold to meet its schedule for the filing and distribution of its financial statements and to make available to Internet Gold and its independent auditors all documents necessary for its annual audit as well as access to the responsible company personnel so that Internet Gold and its independent auditors may conduct the audits relating to Internet Gold’s financial statements. Each of 012 and Media also agree to adhere to specified Internet Gold accounting policies, as shall be made available to them from time to time, and to notify and consult with

Internet Gold regarding any changes to their accounting principles and estimates used in the preparation of their financial statements, and any deficiencies in, or violations of law in connection with, their internal control over financial reporting.

5.	Trade Marks

5.1	Internet Gold hereby grants to 012 and Media a license, fully paid-up, without limitation of time, to use all marks registered in the name of Internet Gold, or such applications that ripen into registration that contain the SMILE design and wording, for all services in international classes 35, 38, 41 and 42 that are the subject of the respective registrations, in their communications/media businesses (as applicable) including, without limitation, registered trademarks No. 171117 - 171120and No. 181076 – 181079 (The “Marks”). “Sole license” shall mean that Internet Gold may grant additional licenses only to affiliate companies.

5.2	The parties undertake to satisfy the requirements of the Israeli Trademark Ordinance for recording 012 and Media as a registered user of the marks, and execute all necessary documents and take all necessary measures to ensure full performance and compliance with same.

5.3	Internet Gold hereby grants to 012 and Media an irrevocable consent for the registration of all trademarks under the following applications:

012 – Applications No: 194236 (class 9); 194237 (class 35); 194238 (class 38); 194239 (class 41); 194240 (class 42); 194241 (class 9); 194242 (class 35); 194243 (class 38); 194244 (class 41); 194245 (class 42);

Media -194246 (class 9); 194247 (class 35); 194248 (class 38); 194249 (class 41); 194250 (class 42); 194251 (class 9); 194252 (class 35); 194253 (class 38); 194254 (class 41); 194255 (class 42)

6.	Term and Termination

This Agreement will continue unless and until terminated by either of the parties hereto upon three (3) months advance written notice, except for the commitments under section 4 and section 5 above which shall continue indefinitely subject to terms thereof.

7.	Severability

The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

8.	Governing Law

This Agreement shall in all respects be interpreted and governed by and under the laws of the State of Israel, without regard to principles of conflict of laws.

9.	Amendment

9.1	No change in, modification of, or addition, amendment or supplement to this Agreement shall be valid unless set forth in writing.

9.2	Any two parties hereto may amend, in writing, their respective rights or obligations according to this Agreement. No such amendment shall affect the rights or obligations of such two parties with respect to such third party, nor shall it affect the rights or obligations of such third party.

10.	Assignment

This Agreement, and any rights and obligations hereunder, may not be assigned in whole or in part by any party hereto without the prior written consent of the other party hereto.

11.	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

Smile.Media Ltd.

By:

Title:

Smile.Communications Ltd.

By:

Title:

Internet Gold – Golden Lines ltd

By:

Title:

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